Exhibit A



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement 33-50412 on Form S-8 of our report dated June 5, 1997, appearing in this Annual Report on Form 11-K of the Data Transmission Network Corporation 401(k) Plan for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 5, 1997


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